CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT

THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.8

March 9, 2022

Abram Gordon

Children’s Hospital Medical Center, d/b/a Cincinnati Children’s Hospital Medical Center (“CHMC”)

Innovation Ventures

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Re: Acknowledgement Letter regarding License Agreements

Dear Abram:

As you know, Glycosyn LLC (“Glycosyn”) is a licensee of CHMC and certain other licensors (collectively “Licensors”) under that certain License Agreement (LIC091101), dated December 9, 2009 (as amended, the “CHMC License”). Glycosyn is a licensor of Intrinsic Medicine, Inc. (“Intrinsic”, and together with CHMC, the “Parties” and each a “Party”) under that certain License and Supply Agreement, effective as of July 30, 2020, which is, in part, a sublicense of the CHMC License (as amended, the “Intrinsic License Agreement”, which is attached hereto as Exhibit A).

The Parties now desire to enter into this letter agreement to set forth certain agreements among the Parties related to both the CHMC License and the Intrinsic License Agreement (this “Letter Agreement”).

Acknowledgement of Intrinsic License Agreement

CHMC acknowledges that it has reviewed a copy of the Intrinsic License Agreement and hereby consents to the terms of the Intrinsic License Agreement and confirms that such agreement is a valid sublicense of rights granted to Glycosyn under the CHMC License in accordance with its terms, notwithstanding anything in the CHMC License to the contrary. Without limitation, CHMC agrees that Intrinsic may grant sublicenses under the rights licensed pursuant to the CHMC License to Glycosyn through multiple tiers in accordance with the terms of the Intrinsic License Agreement.

Effects of Termination of the CHMC License

If the CHMC License is terminated for any reason and Intrinsic is not at such time in material breach of the Intrinsic License Agreement, then at the request of Intrinsic, the Licensors will negotiate in good faith and enter into a license agreement with Intrinsic as quickly as possible following the termination of the CHMC License that grants to Intrinsic a direct exclusive, worldwide, royalty-bearing license under the Patents and non-exclusive license under the Technology (the “Direct License”). Such Direct License will (i) contain license grants from the Licensors to Intrinsic that are consistent in scope with the licenses granted by Glycosyn to Intrinsic under the Intrinsic License Agreement, including the right to sublicense such rights through multiple tiers, so that Intrinsic receives the same rights under the Patents and Technology licensed under the CHMC License as it had prior to the CHMC License being terminated; (ii) require Intrinsic to pay CHMC the same amount as CHMC would have received from Glycosyn (had the CHMC License not been terminated) as a result of the Intrinsic License Agreement and Intrinsic’s exercise of its rights thereunder; (iii) contain diligence obligations for Intrinsic that are consistent with those in the Intrinsic License Agreement; (iv) require Intrinsic to provide the Licensors with the same information and reports with respect to Intrinsic’s exercise of the rights granted to it under the Direct License as Licensors would have received from Glycosyn under the CHMC License with respect thereto; (v) provide for obligations for the Licensors that are no greater than the Licensors’ obligations under the CHMC License; (vi) limit the Licensors’ liability and indemnify the Licensors’ from third party claims to the same extent as provided for in the CHMC License; and (vii) contain representations and warranties, intellectual property provisions, confidentiality provisions, publication and publicity provisions, termination provisions, and miscellaneous provisions that are consistent with the CHMC License. Subject to the above, in all respects, the provisions of the Direct License will put both the Licensors and Intrinsic in the same position as they were prior to the CHMC License being terminated to the greatest extent possible.

“Patents” is used with the meaning given to it in the CHMC License, which defines Patents as “the United States and foreign patents and patent applications listed on Exhibit B hereto and any patents maturing from any of the foregoing that are patent applications, and any divisionals, continuations and continuations-in-part (solely to the extent that the claims in such continuations-in-part are directed to subject matter specifically claimed in the Patents listed on Exhibit B, and they have the same priority date of such Patents, but not including any additional or different claims), and the resulting patents issuing thereon, reissues, or reexaminations and any non-United States applications (and resulting patents) filed in other countries in the Territory after the Effective Date, solely to the extent that their claims are directed to subject matter specifically claimed in the Patents listed on Exhibit B and they have the same priority date of such Patents but not including any additional or different claims.” Exhibit B of the CHMC License, in turn, identifies (i) “[***].”

“Territory” as used in the CHMC License means worldwide.

“Technology” is also used with the meaning given to it in the CHMC License, which defines Technology as “any technical information, data, drawings or diagrams in existence and known before the Effective Date by Licensors that are necessary for the use or practice of the Patents contemplated hereunder in the Field of Use, solely to the extent that they are identified on Exhibit C.” Exhibit C of the CHMC License, in turn, includes the following: “Inhibiting Inflammation With Milk Oligosaccharides, CHMC technology identification number [***]” and “Dosing and Pilot Efficacy of 2’-Fucosyllactose in Pediatric Inflammatory Bowel Disease technology [***].”

Confidentiality

The Parties shall treat the terms of this Letter Agreement as confidential and shall not disclose such terms to any third party without the other Parties’ written consent, provided that a Party may disclose the terms of this Letter Agreement without such consent (a) in connection with any proposed filing with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction of a registration statement or any other disclosure document which describes or refers to this Letter Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other applicable securities law or the rules of any national securities exchange or (b) to existing or potential acquirers or merger candidates, investment bankers, public and private sources of funding, existing or potential investors, venture capital firms or other financial institutions or investors for purposes of evaluating or carrying out a potential acquisition, merger, or financing transaction.

Sincerely,

INTRINSIC MEDICINE, INC.

/s/ Alexander Martinez
Alexander Martinez
Chief Executive Officer

Acknowledged and Agreed:

CHILDREN’S HOSPITAL MEDICAL CENTER

/s/ Abram Gordon
Abram Gordon
Vice President
Cincinnati Children’s Innovation Ventures

EXHIBIT A

LICENSE AND SUPPLY AGREEMENT

BETWEEN

GLYCOSYN LLC

AND

INTRINSIC MEDICINE, INC.

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